UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On November 8, 2016, Asta Funding, Inc. (the “Company”) entered into a binding Term Sheet (the “Term Sheet”) with ASFI Pegasus Holdings, LLC, Fund Pegasus, LLC, Pegasus Funding, LLC (“Pegasus”), Pegasus Legal Funding, LLC (“PLF”), Max Alperovich and Alexander Khanas. Pegasus is currently the Company’s personal injury claims funding business and is a joint venture that is 80% owned by the Company and 20% owned by PLF. The Company and PLF have decided not to renew the Pegasus joint venture that by its terms terminates on December 28, 2016. The Term Sheet amends certain provisions to Pegasus’ operating agreement dated as of December 28, 2011 (as amended, the “Operating Agreement”) and governs the terms relating to the liquidation of the existing Pegasus portfolio (the “Portfolio”).

Pursuant to the Term Sheet, the parties thereto have agreed that PLF will liquidate the Portfolio beginning on January 2, 2017 (the “Liquidation Period”). The Company will fund overhead expenses relating to the liquidation of the Portfolio based on a budget agreed upon by the Company and PLF. Any cash received by Pegasus will be distributed to its members in the order provided for in the Operating Agreement. The Company will be repaid an amount equal to 20% of all principal collected on each investment paid back beginning October 1, 2016 and continuing through the Liquidation Period, which will be applied against the outstanding balance of overhead expenses previously advanced by the Company to Pegasus. After January 2, 2017, additional overhead expenses advanced during the Liquidation Period will be paid back monthly as incurred by the Company prior to the calculation and distribution of any profits.

In connection with the Term Sheet, the parties thereto have also entered into a customary mutual release and non-disparagement agreement as well as a release from the non-competition obligations under the Operating Agreement.

The foregoing description of the Term Sheet is not complete and is qualified in its entirety by reference to the Term Sheet, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 11, 2016, the Company announced that it will continue its personal injury claims funding business through the formation of a wholly owned subsidiary, Simia Capital, LLC (“Simia”). In connection with its formation, Simia entered into an employment agreement with Patrick F. Preece to serve as its Chief Executive Officer. See Item 5.02.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2016, the Company’s newly formed wholly owned subsidiary, Simia, entered into an employment agreement with Patrick F. Preece (the “Employment Agreement”). Under the Employment Agreement, Mr. Preece will serve as the Chief Executive Officer of Simia. Mr. Preece will be a named executive officer of the Company.

Under the Employment Agreement, Mr. Preece will receive an annual base salary of $250,000, subject to annual increase at the discretion of the compensation committee (the “Compensation Committee”) of the board of directors of the Company (the “Board”). Mr. Preece will be eligible to receive an annual cash or non-cash bonus in the sole and exclusive discretion of the Compensation Committee. Mr. Preece will also be eligible to receive a cash or non-cash profit bonus of an aggregate amount up to 15% of the profit of the business of Simia (the “Business”) for each fiscal year in which the Business achieves an internal rate of return of at least 18%. In the event that the Business is sold to a third-party solely for cash consideration during Mr. Preece’s employment period, he will be eligible to receive a cash or non-cash sale profit bonus of up to 15% of the closing consideration received by the Company. He will also be entitled to participate in any other benefit plans established by the Company for management employees.

The Employment Agreement has a five year term. Under the Employment Agreement, Mr. Preece may be terminated with or without “cause” (as defined in the Employment Agreement) and may resign with or without “good reason” (as defined in the Employment Agreement). If Mr. Preece is terminated without “cause” or resigns for “good reason” he will receive severance equal to two years of his base salary. He will also be entitled to a pro-rata share of the profit bonus and his deferred compensation will vest immediately. Mr. Preece is also subject to a non-compete and non-solicitation provision during the term of his employment and, unless his employment is terminated without “cause” or he resigns for “good reason,” for two years thereafter.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Employment Agreement, on November 15, 2016, the Board determined to increase the size of the Board from six to seven directors and appointed Mr. Preece to fill the resulting vacancy.

Mr. Preece has served in the last five years as the Chief Executive Officer of GWG MCA Capital, Inc., a subsidiary of a public company, SVP & Head of Alternative Assets at Esquire Bank, and was Chief Executive Officer at Walker Preston. In addition, Mr. Preece was Managing Director and Global Head of Asset Securitization for DZ Bank, managing Autobahn Funding, a $6 billion commercial paper conduit that specialized in alternative asset classes, from 2000 to 2011. Throughout his career Mr. Preece has focused on the origination and management of structured finance and asset-backed lending with an emphasis on litigation finance. Mr. Preece also serves on the board of directors of Saving Children, Building Families Foundation, the Wellington Group, Star Angel Network, Vital Neuro, LLC, IndicaTree, LLC, and Saratov Capital, LLC. Mr. Preece holds a Bachelor of Science in Mechanical Engineering and an MBA in Finance, both from the University of Michigan. Mr. Preece will not receive any additional compensation other than as provided in the Employment Agreement for serving on the Board. We expect to enter into our standard form of indemnification agreement for officers and directors with Mr. Preece.

Other than the Employment Agreement, there is no arrangement or understanding with any person pursuant to which Mr. Preece was appointed as a member of the Board. Mr. Preece is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Preece is 51 years old and has no family relationship with any executive officer or member of the Board of the Company.

Item 7.01      Regulation FD Disclosure.

A copy of the press release announcing the formation of Simia and the appointment of Mr. Preece as the Chief Executive Officer of Simia and his appointment to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in the press release shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Exhibits

(d) Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

No.	Description

10.1

Term Sheet, dated as of November 8, 2016, by and among Pegasus Funding, LLC, ASFI Pegasus Holdings, LLC, Asta Funding, Inc., Fund Pegasus, LLC, Pegasus Legal Funding, LLC, Max Alperovich and Alexander Khanas.

10.2	Employment Agreement of Patrick F. Preece, dated as of November 11, 2016.

99.1	Press release of Asta Funding, Inc. dated November 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: November 15, 2016	By:	/s/ Bruce R. Foster
Bruce R. Foster
Chief Financial Officer

Exhibit Index

No.	Description

10.1

Term Sheet, dated as of November 8, 2016, by and among Pegasus Funding, LLC, ASFI Pegasus Holdings, LLC, Asta Funding, Inc., Fund Pegasus, LLC, Pegasus Legal Funding, LLC, Max Alperovich and Alexander Khanas.

10.2	Employment Agreement of Patrick F. Preece.

99.1	Press release of Asta Funding, Inc. dated November 15, 2016.

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